Electronic Articles of Incorporation
For

P17000046993
FILED
May 25, 2017
Sec. Of State
lyarbrough

TUERO CAPITAL, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

TUERO CAPITAL, INC.

Article II

The principal place of business address:

6055 ANELLO DR
MELBOURNE, FL. 32940

The mailing address of the corporation is:

6055 ANELLO DR
MELBOURNE, FL. UN 32940

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

10,000

Article V

The name and Florida street address of the registered agent is:

MIKE W HAWKINS
6055 ANELLO DR
MELBOURNE, FL. 32940

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: MICHAEL W HAWKINS

P17000046993
FILED
May 25, 2017
Sec. Of State
lyarbrough

Article VI

The name and address of the incorporator is:

MICHAEL W HAWKINS
6055 ANELLO DR

MELBOURNE

Electronic Signature of Incorporator: MICHAEL W HAWKINS

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: PST
MCIG, INC.
2831 ST. ROSE PARKWAY, SUITE 200
HENDERSON, NV. 89052

Article VIII

The effective date for this corporation shall be:

05/25/2017